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                                                                   EXHIBIT 10.14

                            NNN LEASE - GENERAL FORM

PLEASE READ THIS CAREFULLY; LANDLORD IT'S AGENTS OR EMPLOYEES, IS NOT AUTHORIZED TO GIVE LEGAL, TAX OR ACCOUNTING ADVICE. IF YOU DESIRE SUCH ADVICE, CONSULT YOUR ATTORNEY AND/OR ACCOUNTANT BEFORE SIGNING.

PARTIES: This Lease executed in duplicate this 8th day of February, 2000 between De Guigne Ventures, A California Limited Liability Corporation, hereinafter called Landlord, and SkyStream Networks, Inc. a California Corporation, hereinafter called Tenant,

PREMISES WITNESSETH: The Landlord does hereby lease unto Tenant and Tenant does hereby hire and take from Landlord those certain premises situated in the City of Sunnyvale, County of Santa Clara, State of California, and described as follows, to wit:

An approximately 46,104 square feet two-story R&D/Office building commonly known as 455 De Guigne, Sunnyvale, Ca.

USE: To be used solely for office, sales, research, development, shipping, receiving, storage and for no other purposes whatsoever without Landlord's prior written consent which shall not be unreasonably withheld.

TERM: The term shall be for ten (10) years, commencing on the 15th day of July, 2000 and ending on the 14th day of July, 2010 at a rental payable in lawful money of the United States of America, which Tenant agrees to pay without deduction, setoff, or demand at 306 Lorton Avenue, Burlingame, California 94010 or such place or places as may be designated in writing from time to time by Landlord, in advance, in monthly installments as follows:

BASE RENTAL: The sum of One Hundred Twenty-six Thousand Seven Hundred and Eighty-six and 00/100ths Dollars ($126,786.00) is hereby received representing the first month's base rental due. Commencing August 1, 2000 the sum of Sixty-nine Thousand Five Hundred and Twenty-seven and 81/100ths Dollars ($69,527.81) will be due for the pro rata share of July's base rental. The sum of One Hundred Twenty-six Thousand Seven Hundred Eighty-six and 00/100ths Dollars ($126,786.00) shall be due each and every month thereafter for the balance of the first year of this lease. Commencing July 15, 2001 and each succeeding July the base monthly rental shall increase by 3%.

ADDITIONAL RENTAL: Commencing on the Lease Commencement Date and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent tenant's proportionate share of all Building Operating Expenses including Taxes, Insurance, Maintenance, and Common Area Costs. Payment shall be made by one of the following methods: Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, Tenant's proportionate share of such expenses as paid or incurred by Landlord, and Tenant shall pay such share of such expenses within thirty days after receipt of a written bill from Landlord; and/or Landlord may budget the annual projected expenses and bill to tenant on a monthly basis, one-twelfth of the annual amount. If landlord elects the latter of the alternatives, Landlord shall reconcile the budgeted amounts with the
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actual amounts on an annual basis during the first quarter of the subsequent year and bill tenant for any additional amounts or credit tenant any overpayments against future rental amounts. The failure to pay any additional rent as required by this lease when due shall be treated the same as a failure by Tenant to pay base monthly rent when due and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the base monthly rent when due.

OPTION TO EXTEND: Subject to the terms and conditions set forth below, Tenant may at its option extend the Terms of this Lease for (1) period of five (5) years. Such period is called the "Renewal Term." The Renewal Term shall be upon the same terms contained in this Lease, except that (i) Landlord shall have no obligation to provide Tenant with any Tenant Improvement Allowance in connection with the Renewal Term, (ii) the Base Rental during the Renewal Term shall be calculated as set forth below, and (iii) any reference in the Lease to the "Term" of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

     A. The Base Rent during the Renewal Term shall be at ninety-five percent (95%) of the then fair market rate (defined hereinafter) for such space for a term commencing of the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class R&D/Office buildings in the vicinity of the Building. In no event shall the rent be less than the rent paid during the last year of the initial term.

     B. To exercise any option, Tenant must deliver a binding written notice to Landlord not sooner than ten (10) months nor later than six (6) months prior to the expiration of the initial Term of this Lease. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection A above and Landlord shall inform Tenant of the Market Rate. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

LATE PAYMENT DISHONORED CHECK: In the event that rent is not paid by the 5th business day after Landlord's written notice of the delinquency, or in the event of a dishonored bank check from Tenant to Landlord, because actual damages for said late payments and all dishonored bank checks are extremely difficult to ascertain. Tenant agrees to pay 10% of the base monthly rental as liquidated damages for late payment and additionally shall pay to Landlord interest at the maximum rate of interest not prohibited by law until paid.

SECURITY DEPOSIT: Landlord acknowledges receipt of an additional amount of Seven Hundred and Fifty Thousand and 00/100ths Dollars ($750,000.00), as a security deposit for the full and faithful performance of each and every term, covenant and condition of this lease. Such Security Deposit shall be paid as follows:
The sum of Two Hundred Fifty Thousand and 00/100ths Dollars ($250,000.00) is hereby received representing the cash Security Deposit. Upon the Initial Public Offering or no later than June 15, 2000, Tenant shall deliver to Landlord an unconditional irrevocable letter of credit in the amount of

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Five Hundred Thousand and 00/100ths Dollars ($500,000.00) issued by a bank which shall be reasonably acceptable to Landlord and naming Landlord as beneficiary thereunder, as security for the faithful performance by Tenant of all of Tenant's obligations under this Lease. This letter of credit may be reduced in half upon Tenant becoming a public company. This letter of credit will be terminated upon tenant achieving one entire quarter (3 straight months) of profitability. So long as no default by tenant then exists hereunder, upon Tenant vacating the premises said security deposit shall be returned to Tenant after first deducting any sums owing to Landlord. If this lease be sooner terminated for reason other than default by Tenant, said sum shall likewise be returned. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to any interest on such deposit. Landlord may use or apply or retain the whole or any part of the security deposit as may be necessary to (a) to remedy Tenant's default in the payment of any rent, (b) to repair damage to the Premises caused by Tenant, (c) to clean the premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant's default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default.

TENANT IMPROVEMENTS: Landlord shall provide to Tenant a turn-key interior improvement as described by the plans and specifications attached hereto as "Exhibit A". Any additional improvements not included in Exhibit A shall be at the sole cost and expense of the Tenant.

POSSESSION: Tenant agrees that in the event of the inability of Landlord to deliver to Tenant Possession of said premises at the commencement of said term, Landlord shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Tenant shall not be liable for rent until such time as Landlord offers to deliver possession of said premises to Tenant. The expiration date of the term shall be extended by the same number of days that the Tenant's possession of the premises was delayed. If Tenant with Landlord's consent takes possession prior to the commencement of the said term, Tenant shall do so subject to all the covenants and conditions hereof, except the obligation to pay rent.

HOLDING OVER: If Tenant holds possession hereunder after the expiration of the term of this lease with consent of Landlord, Tenant shall become a tenant from month-to-month upon all of the terms and conditions herein specified, at a rental of one hundred and fifty percent (150%) of the last paid base monthly rent due in this lease.

ENTRY BY LANDLORD: Landlord and the agents and employees of Landlord shall have the right to enter upon said premises at all reasonable times to inspect the same to see that no damage has been or is done and to protect any and all rights of Landlord and to post such reasonable notices as Landlord may desire to protect the rights of the Landlord. Landlord may for a period commencing ninety (90) days prior to the end of the lease term, or any extension hereof, have reasonable access to the premises for the purpose of exhibiting the same to prospective tenants and may place upon said premises any usual or ordinary "for sale" or "to lease" signs.


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CONDITION AND REPAIRS: Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, as of the date that Landlord delivers possession of the Premises to Tenant, all structural portions of the Premises, including, without limitation, the roof, the foundation, exterior walls and interior load-bearing walls; all paved surfaces; the roof membrane; and all sewer, plumbing and HVAC systems currently serving the Premises will be in good operating condition, order and repair. Subject to the foregoing representation and warranty, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in its then current condition, "as is", subject to all applicable laws. Landlord agrees to correct all items reasonably set forth in Tenant's written punchlist which must be submitted to Landlord within thirty days of Landlord turning over possession to Tenant. Tenant shall at Tenant's sole cost and expense, maintain, repair and keep the interior of the premises and each and every part thereof and all appurtenances thereto (including without limitation, wiring including lamps and ballast's, ceiling grids and acoustical tiles, plumbing, hot water system, sewage system, heating and air condition installations, glass, storefront, window frames, doors (interior and exterior), carpeting, interior walls (including drywall, wallpaper and paint) and skylights, in or bordering the premises), in good condition and repair during the term of this lease. This obligation by Tenant to maintain and to repair the premises shall be binding upon Tenant whether said repair is caused by normal wear and tear, sudden breakage, misuse, or any insured or uninsured loss. Tenant shall procure and maintain at Tenant's expense a heating and air conditioning maintenance contract. Landlord reserves the right to procure and maintain the heating and air conditioning maintenance contract, and Tenant shall reimburse Landlord, upon demand for the cost thereof. Tenant shall furnish and install all expendables including light bulbs used in premises. In the event that any alterations, repairs or acts of any kind shall be required to be done by reason of Tenant's occupancy in connection with the premises or any part thereof (including remodeling) under the provisions of any law, ordinance or rule now in force of hereafter enacted by municipal, state or national authority, the same shall be made at the cost and expense of Tenant.

All repairs, alterations and improvements that may be required under this lease (except as stated in Exhibit A) shall be done at the cost and expense of Tenant and only with the written consent of Landlord first obtained by Tenant and not unreasonably withheld. All work shall be done using a licensed contractor and in compliance with all laws and in a good and workmanlike manner using new materials of good quality. Tenant agrees that if Tenant shall make any repairs, alterations or improvements, excepting emergency repairs, Tenant will not take such action until two (2) days after receipt by it of the written consent of Landlord required by this paragraph. Tenant will at all times permit any notices to be posted and to be remain posted until the completion and acceptance of such work.

Tenant shall reimburse Landlord all costs and expenses paid or incurred by Landlord in protecting, operating, maintaining, managing, repairing and preserving the project and all parts thereof. Landlord shall maintain and repair the structural roof elements, exterior wall, foundations, other structural portions of the premises, and the electrical and plumbing systems located outside of the leased premises without the right to recapture such cost from Tenant.


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In the event Tenant should fail (after applicable notice and cure periods) to make the repairs required of Tenant forthwith upon notice by Landlord, Landlord, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same; and Tenant agrees to repay Landlord as additional rent the cost as part of the rental payable on the next day upon which rent becomes due. Tenant expressly waives the benefits of the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all right to make repairs at the expense of Landlord as provided in Section 1942 of that Code, and agrees upon the expiration of the term of this lease or sooner termination to surrender the premises in the same condition as received. Landlord, after written notice by Tenant of the necessity thereof, and should the same not be caused by reason of any negligent act or omission of the Tenant or its agents, servants or employees, shall make necessary repairs to the roof, exterior walls (excluding repair of glazing), foundations and other structural portions of the premises within a reasonable time. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees, damage to tenant's property or loss of Tenant's business or profits nor shall Tenant be entitled to terminate this lease or to any reduction in or abatement of rent by reason of Landlord's failure to perform any maintenance or repairs to the project until tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs.

WASTE AND ALTERATIONS: Tenant shall not do, or permit anything to be done in or about the leased premises, the building, the common areas or the project which does or could (i) interfere with the rights of any other tenants or occupants of the building or complex, (ii) jeopardize the structural integrity of the building, or (iii) cause damage to any part of the building or project. Tenant shall not operate any equipment within the leased premises which does or could
(i) injure, vibrate or shake the premises or the building, (ii) damage, overload, corrode, or impair the efficient operation of any electrical, plumbing, sewer, heating and ventilating or air conditioning systems within or servicing the premises or the building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the leased premises or the building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the building. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids, including Hazardous Materials, or other waste materials in the drainage systems of the building or the project. Tenant shall not drain or discharge any fluids in the landscape areas or across the paved areas of the project. Tenant shall not use any area located outside of the leased premises for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory and equipment in the building or complex in which the demised premises shall at all times be stored within the leased premises.

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Tenant shall not make or permit to be made any alterations of, charges in or additions to the premises without the prior written consent of Landlord. All alterations, additions and improvements, including fixtures, made to or on the premises, except unattached movable business fixtures, shall be made at the sole cost and expense of Tenant and, upon installation, shall be the property of Landlord and shall become part of the premises and be surrendered to Landlord. Tenant shall notify Landlord within thirty (30) days before the end of the term to determine if Landlord desires to have Tenant remove all or any part of the alterations or improvements and to restore the premises to the condition existing prior to the alterations and improvements and to restore the premises to the condition existing prior to the alterations and improvements, at Tenant's sole cost and expense, reasonable wear and tear expected.

NOISE AND EMISSIONS: All noise generated by tenant in its use of the premises shall be confined or muffled so that it does not interfere with the businesses of or annoy other tenants of the building or the project. All dust, fumes, odors and other emissions generated by Tenant's use of the premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the premises in such a manner so as not to interfere with the businesses of or annoy other tenants of the project, or cause damage to the premises or the project or component part thereof or the property of other tenants of the building or project.

ABANDONMENT: Tenant shall not abandon the premises at any time during the term; and if Tenant shall abandon, said premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

ASSIGNMENT AND SUBLETTING: Tenant shall not assign this lease, nor any right hereunder, nor sublet the premises, nor any part thereof, without the prior written consent of Landlord. In exercising its reasonable discretion Landlord may consider all commercially relevant factors involved in the leasing of the premises including but not limited to the a) the creditworthiness and financial stability of the prospective assignee or subtenant; b) references of prior landlords; c) the past history of such subtenant, with respect to involvement in litigation and bankruptcy proceedings; d) the impact of said subtenant or assignee and proposed use of the premises on pedestrian and vehicular traffic, other tenants, and parking; e) the use, generation or disposal of hazardous materials. If tenant is a corporation, any dissolution, merger, consolidation or other reorganization of tenant, or the sale or other transfer in the aggregate over the lease term of a controlling percentage of the capital stock of tenant, shall be deemed a voluntary assignment of tenant's interest in this lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of tenant's capital stock issued and outstanding and entitled to vote for the election of directors. If tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this lease unless said fifty percent (50%) is purchased by an entity which has a net worth greater than tenant's or guarantor's.

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No consent to any assignment of this lease, or any subletting of said premises, shall constitute a waiver or discharge of the provisions of this paragraph, except as to the specific instance covered thereby; nor shall this lease nor any interest therein be assignable by action of law including bankruptcy, both involuntary and voluntary, and to Trustee, Sheriff, Creditor or Purchaser at any judicial sale, or any officer of any court or receiver except if appointed as herein specifically provided shall acquire any right under this lease or to the possession or use of the premises or any part thereto without the prior written consent of Landlord. The acceptance of rent by landlord from any person or entity other than tenant or the acceptance of rent by landlord from tenant with knowledge of a violation of the provisions of this article, shall not be deemed to be a waiver by Landlord of any provision of this article or this lease or to be a consent to any subletting by tenant or any assignment or encumbrance of tenant's interest in this lease.

CONDITIONS TO LANDLORD'S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth.

     A. Landlord having approved in form and substance the assignment or sublease agreement, which approval shall not be unreasonably withheld by Landlord if the requirements of this lease are otherwise complied with.

     B. No default by Tenant (after applicable notice and cure period) shall then exist. Tenant having reimbursed to Landlord all reasonable costs and attorneys fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance not to exceed ($1,000) per transaction.

     C. Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement, or assignment agreement, and all related agreements.

     D. Tenant having paid, or having agreed in writing to pay as future payments, to Landlord fifty (50%) percent of all Assignment Consideration or Excess Rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows: If Tenant assigns its interest under the Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to Fifty (50%) percent of the Assignment Consideration or Excess Rentals so paid or to be paid whichever is the greater) at the time of the assignment by the assignee; or if Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord reasonably satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to

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     Landlord an amount equal to Fifty (50%) percent of all such future
     Assignment Consideration installments to be paid by such assignee as and when such Assignment Consideration is so paid.

          If Tenant subleases the Leased Premises, that Tenant and Tenant's subtenant shall have entered into a written agreement with and for the benefit of Landlord reasonably satisfactory to Landlord and its counsel whereby Tenant and Tenant's subtenant jointly agree to pay to Landlord Fifty (50%) percent of all Excess Rentals to be paid by such subtenant as when such Excess Rentals are so paid.

          The consent by Landlord to any subletting or assignment shall not release Tenant from its primary obligations or alter the primary liability of Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under this lease.

INDEMNIFICATION OF LANDLORD: Tenant, shall, during the term of this lease, indemnify and save harmless Landlord and any agents of Landlord from any and all loss, damage, claims of damage, obligations, cause or causes of action, or liabilities of any kind or nature (including reasonable costs of attorney's fees if Landlord is made a party to any action which Tenant's indemnity runs hereunder) by reason of injury or death of any person or persons or damage to any property of any kind and to whomsoever belonging, including injury or death to the person or damage to the property of Tenant, Tenant's officers, directors, employees, agents, guests, subtenants and assignees, concessionaires and licensees, and any other person, firm or corporation selling or manufacturing merchandise or services upon or from the demised premises, or any part thereof, from any cause or causes whatsoever which result from Tenant's use or from any other activity done, permitted or suffered by Tenant. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever (except that which is caused by the sole active negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord or its agents to observe any of the terms and conditions of this lease, if such failure has persisted for an unreasonable period after written notice of such failure, against which landlord shall indemnify, defend, and hold harmless tenant). Except as otherwise provided in this lease, Landlord shall not be liable for injury or damage which may be sustained by Tenant, or its employees, invitees or customers, goods, wares, merchandise or property of tenant, its employees, invitees or customers or any other person in or about the premises caused by or resulting from fire, earthquake, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the premises or upon other portions of the building, or from other sources. Landlord shall not be liable for any damage arising from any act or neglect of any other tenant of the project. Tenant's obligations under this paragraph shall survive the termination of this lease.

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INSOLVENCY BANKRUPTCY: Either (a) the appointment of a receiver (except a receiver mentioned in paragraph 11 or hereof) to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this lease by Tenant. Upon the happening of any such event this lease shall terminate days after written notice of termination from Landlord to Tenant.

DEFAULT: In the event of any breach of this Lease by Tenant, then Landlord besides other rights or remedies Landlord may have, shall have the immediate right of re-entry and may remove all persons and property from the premises; such property may be removed and stored in a public warehouse or elsewhere at cost of, and for the account of Tenant. Should Landlord elect to re-enter, as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by the law, Landlord may terminate this lease. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Landlord may at any time thereafter elect to terminate this lease for such previous breach. Should Landlord at any time terminate this lease for any breach, in addition to other remedies Landlord may have, Landlord may recover from Tenant all damages, including reasonable attorney's fees, which Landlord may incur by reason of such breach, including costs of recovering the premises and any attorney's fees incurred therein. Landlord may also recover from Tenant the worth at the time of award of the amount, if any, by which the unpaid rent and charges equivalent to rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, in accordance with California Civil Code Section 1951.2 or other statute of similar effect. The foregoing remedies of Landlord shall not be exclusive, but shall be cumulative and in addition to all remedies now or hereafter allowed by law or elsewhere provided for. In addition to other remedies Landlord may, if Tenant breaches this Lease and abandons the premises before the end of the term, or if Tenant's rights to possession are terminated by Landlord because of the breach of this Lease, then in either case, Landlord may recover from the aggregate of all amounts Landlord is permitted to recover from Tenant under Section 1951.2 of the California Civil Code and any other applicable law, including:

     (a) The worth at the time of award of the unpaid rent which had been earned at the time of termination.

     (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided.

     (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided.

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          (d)Any other amount necessary to compensate the Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under the Lease, or which in the ordinary course of things would be likely to result therefrom.

          The "worth at the time of award" of the amounts referred to in the foregoing subparagraphs (a) and (b) shall be computed by allowing interest at the rate of Ten Percent (10%) per annum, but not more that the maximum rate permitted by law on each rental installment from the date the same was due hereunder, to the time of award. The "worth at the time of award" of the amount referred to in the foregoing subparagraph (c) shall be computed in accordance with Subdivision (b) or Section 1951.2 of the California Civil Code. As used herein, the term "time of award" shall mean either the date upon which the Tenant pays to the Landlord the amount recoverable by Landlord as herein above set forth, or the date of entry of any determination, order of judgment of any court, other legally constituted body, or any arbitrators determining the amount recoverable, whichever first occurs. Any claim for damages pursuant to the foregoing provisions, shall be immediately enforceable by Landlord against Tenant by suit, and shall be provable in any bankruptcy or insolvency proceedings involving Tenant.

          In addition to the other rights and remedies set forth herein, Landlord shall have the right to continue this Lease in effect, as permitted by Section 1951.4 of the California Civil Code, to enforce, by suit or otherwise, all covenants and conditions hereof to be performed or complied by Tenant and exercise of all of Landlord's rights and remedies under this Lease, including the right to recover rent from Tenant as it becomes due under this Lease, even though Tenant has breached this Lease and abandoned the premises. If as above provided, a receiver is appointed for the account of Tenant, or Landlord takes any other actions, whether accepting the keys to the premises, or otherwise, no such actions shall constitute or be construed as an election by Landlord to terminate this Lease or Tenant's right to possession of the premises, unless a written notice of such intention be given to Tenant.

RECEIVERSHIP: Neither the application for the appointment of a receiver nor the appointment of a receiver shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession of the premises, unless a written notice of such intention is given to Tenant.

SURRENDER OF LEASE: The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. Immediately prior to the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to Landlord in the same condition, broom clean freshly repainted, as existed at the Lease Commencement Date.

Landlord, at Tenant's expense shall retain a mechanical contractor to service all heating, ventilation and air conditioning equipment, and Tenant shall pay the cost to restore (or replace as required), said equipment to good working order. Tenant shall repair all damage to the Leased Premises caused by Tenant or by Tenant's removal of Tenant's property and all damage to the exterior of the Building caused by Tenant's removal of Tenant's signs. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall replace all stained or damaged ceiling tiles and shall repair or replace, as necessary, all wall coverings and clean or replace, as may be required, floor coverings to the reasonable satisfaction of Landlord. Tenant shall replace all burned out light bulbs and damaged or stained light lenses, and shall repaint all painted walls. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Leased Premises and, where necessary, replace or resurface the same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements, constructed or installed by Tenant which Landlord requests to be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises are not surrendered to Landlord in the condition required by this Article at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expenses, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs reasonably incurred by Landlord in returning the Leased Premises to the required condition.

LITIGATION EXPENSES: If either party shall bring an action against the other by reason of breach of any covenant, warranty or condition hereof, or otherwise arising out of this lease, whether for declaratory or other relief, the prevailing party in such suit shall be entitled to its costs of suit and reasonable attorney fees, which shall be payable whether or not such action is prosecuted to judgment. Prevailing party within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other's default, if such action is dismissed upon the other's payment of the sums allegedly due or performance of the covenants allegedly breached, or if the plaintiff or cross-complainant obtains substantially the relief sought by it in the action.

UTILITIES: Tenant shall pay for all the fuel, gas, oil, heat, electricity, water, trash, telephone, janitorial and all other materials and services which may be furnished to or used in or about said premises during the term of the lease. Landlord reserves the right to procure and maintain a common garbage container, and/or common utilities; and Tenant shall reimburse Landlord, upon demand for Tenant's pro-rata share of the cost thereof. Landlord shall not be liable to Tenant for injury, damage to Tenant's property, loss of Tenant's business or profits from any failure, interruption, rationing or other curtailment in the supply of electric, gas, water or other utilities from whatever cause.

LIENS: Tenant shall keep the premises and building of which the premises are a part free and clear of any liens and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event any lien is filed, Tenant shall do all acts necessary to discharge any lien within ten (10) days of filing, or if Tenant desires to contest any lien, then Tenant shall deposit with Landlord one and one-half times the amount of said lien as security for the payment of said lien claim. In the event Tenant shall fail to pay any lien claim when due or shall fail to deposit the security with Landlord, then Landlord shall have the right to expand all sums necessary to discharge the lien claim, and Tenant shall pay as additional rental, when the next rental payment is due, all sums expended by Landlord in discharging any lien, including attorney fees and costs.

TAXATION: As additional rental Tenant agrees to pay to Landlord an amount equal to the total real property taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special (including all installments of principal and interest required to pay any general or special assessments for public improvements) and any increases resulting from any reassessments, now or hereafter imposed by any government, quasi-government, or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the project or any portion thereof including the land upon which said project is located and appurtenances thereto, or landlord's interest therein, or the fixtures, equipment, and other property of landlord that is an integral part of the project and located thereon. In the event the leased premises shall be assessed with other property of Landlord, Landlord shall use its best efforts to have the leased premises separately assessed, but if Landlord cannot obtain such separate assessment, the Tenant shall pay the total taxes assessed against all real property within such assessment that the square footage of real property within the leased premises bears to the total square footage of all rentable real property excluding common areas within the assessment. A like calculation shall be made if the improvements contained within the leased premises are assessed with other improvements; however, Tenant shall be solely responsible for any increase in taxes or assessments caused by their own construction or improvements to the leased premises. If, during the term of this lease, any special tax or assessment shall be levied solely against Landlord's individual parking spaces adjacent to the building of which the leased premises are a part, Landlord shall pay such special tax or assessment and Tenant shall reimburse Landlord upon receipt of a copy of Landlord's tax or assessment bill its proportionate share thereof in the ratio set forth above.

          USER PROHIBITED: Tenant shall not use, or permit said premises, or any part thereof, to the used, for any purpose of purposes other than the purpose or purposes for which the said premises are hereby leased; and no use shall be made or permitted to be made of the said premises, nor acts done, which will increase the existing rate of insurance upon the building in which said premises may be located, or cause a cancellation of any insurance policy covering said building, or any part thereof, not shall Tenant sell, or permit to be kept, used, or sold, in or about said premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at Tenant's sole cost and expense, comply with any and all requirements, pertaining to said premises, of an insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

INSURANCE: Tenant shall at all times maintain commercial general liability, plate glass, worker's compensation and property damage insurance to protect against any liability to the public, or to any employee, agent or invitee of Tenant or Landlord, incident to the use of or resulting from any accident occurring in or about the premises, with limits of liability of not less than $3,000,000.00 per occurrence/$5,000,000.00 aggregate. All policies of insurance provided for herein shall: (a) Be written in companies authorized to do business in the State of California, and rated "A" or better in Best's Insurance Reports, or as specifically otherwise accepted by Landlord by written consent; (b) Be written as primary policies of insurance and not contributing with or in excess of any coverage which Landlord may carry, and cover, insurance and name Landlord as an additional assured; (c) Contain an endorsement requiring thirty (30) days written notice to Landlord prior to cancellation or any change in coverage. All public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of this lease and the policies shall contain cross-liability endorsements and a waiver of all rights of subrogation against landlord. In no event shall the limits of said policies be considered as limiting the liability of tenant under this lease.

Landlord shall purchase and keep in force insurance covering the building and common areas. Said insurance shall include, if available, fire, public liability, earthquake, flood, property damage, extended coverage perils, loss of rents and similar coverage and in amounts as may be deemed necessary by Landlord or as may be required by any mortgage lender. Landlord will not carry insurance on Tenant's possessions or business operations. The provisions of this paragraph shall in no way limit the right of Landlord to charge to tenants of the project as additional rent the pro-rata costs incurred by Landlord, including deductibles incurred by Landlord as a result of any insured and uninsured loss, in providing such property insurance.

MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant, and Tenant hereby release Landlord and its respective partners and officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the premises, shall be conclusive of that fact as between Landlord and Tenant.

EFFECTS OF CONVEYANCE: The term "Landlord" as used in this lease, means only the owner for the time being of the land and building containing the premises. In the event of any sale of said land or building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations as the Landlord hereunder accruing after the date of said transfer, and it shall be deemed and construed, without further agreement between the parties that the purchaser of said property shall assume and agree to carry out any and all covenants of this lease on the part of the Landlord. The Landlord shall transfer and deliver the security, as such, to the purchaser of said property, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

ADVERTISEMENTS AND SIGNS: Landlord reserves the right to the use of the exterior walls and the roof of the premises and of the building of which the premises are a part. Tenant shall not inscribe, paint or affix any signs, advertisements, place card or awnings on the exterior or roof of the premises or upon the entrance doors, window, or the sidewalk on or adjacent to the premises without the prior written consent of Landlord. Any signs so placed on the premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of this lease and will repair any damage or injury to the premises caused thereby, and if not so removed by Tenant, then Landlord may remove it at Tenant's expense.

DESTRUCTION OF PREMISES: If the building in which the herein demised premises is situated shall be damaged or destroyed by fire, earthquake, act of God, or the elements, Tenant shall give immediate notice thereof to Landlord and Landlord shall forthwith repair the same, provided that there are sufficient proceeds from said insurance to cover the cost of restoration (assuming Landlord is carrying the insurance required to be carried by landlord by this lease), and provided such repairs can be made under the laws and regulations of State, County or Municipal authorities, but such destruction or damage shall in no event annul or void this lease. Tenant shall be entitled to a proportionate deduction of rent while such repairs are being made, such proportionate deduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by the Tenant in the said premises. If such repairs can not be made in said manner in sixty (60) days, the Landlord may, at its option, make same within a reasonable time, this lease continuing in full force and effect, but the Tenant shall be entitled to a proportionate deduction of rent while such repairs are being made as herein above provided. In the event that the Landlord does not so elect to make such repairs, this lease may be terminated at the option of either party. In the event that the Landlord within sixty (60) days of the date of the destruction does not notify Tenant in writing of Landlord's intent to elect to make such repairs, this lease may be terminated at the option of either party. In respect to any damage or destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933,

Subdivision 4, of the Civil Code of the State of California are waived by Tenant.

CONDEMNATION: The word "condemnation" or "condemned" as used in this lease shall mean the exercise of, or intent to exercise the power of eminent domain expressed by the condemn in any writing as well as by the filing of any action or proceeding for such purpose, by any entity having the right of power of eminent domain, and shall include a voluntary sale by Landlord to any such entity, either under threat of condemnation or while condemnation proceedings are pending, and "condemnation" shall occur upon the actual physical taking of possession by the condemnor. In the event the demised premises are condemned, this lease shall terminate, and Landlord shall be entitled to and shall receive the total amount of any award made with respect thereto, regardless of whether the award is based on a single award or a separate award as between Landlord and Tenant, and, if and to the extent that any such award or awards shall be made to Tenant or to any person, firm, or corporation claiming through or under Tenant. Tenant hereby irrevocably assigns to Landlord all of its right, title and interest in and to any and all such awards. The foregoing notwithstanding, Landlord shall turn over to Tenant that portion of any such award received by Landlord hereunder which is attributable to Tenant's fixtures and equipment which are condemned as part of the real property but which Tenant would otherwise be entitled to remove, and the appraisal of the court, or the condemning entity if the condemnation is not determined by a court, of the amount of any such award allocatable to such items shall be conclusive. If total award be fixed by negotiation and be greater than the condemning entity's appraisal, the portion attributable to Tenant's fixtures and equipment aforesaid shall be the same proportion of the actual award as said fixtures and equipment were of the entity's appraisal.

WAIVER: No waiver by Landlord of any provision of this lease shall be deemed to be a waiver of any other provisions hereof or of any subsequent breach by Tenant of the same or any other provisions. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by tenant, whether or not similar to the act so consented to or approved.

SUBORDINATION: Tenant agrees that this lease is and shall be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the premises form a part, and this subordination is hereby made effective without any further act of Tenant. The Tenant shall, at any time hereafter, within ten days, execute any commercially reasonable instruments, releases or other documents that may be required by any mortgagee, mortgagor or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this lease to the lien of any such mortgagee, deed of trust or other instrument of security, and the failure of the Tenant to execute any such instruments, release or documents, shall constitute a default hereunder.

NOTICES: It is agreed between the parties hereto that any notice required hereunder or by law to be served upon either of the parties shall be in writing and shall be delivered personally upon the other or sent by registered or certified mail, postage prepaid, addressed to the demised premises, in the instance of Tenant, and to the place where rental is paid, in the instance of Landlord, or to such other address as may be from time to time furnished in writing by Landlord to Tenant or by Tenant to Landlord, each of the parties hereto waiving personal or any other service than as herein provided. Notice by registered or certified mail shall be deemed to be communicated forty-eight
(48) hours from the time of mailing.

SUCCESSORS AND ASSIGNS: The covenants and agreements contained in this lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns; and all of the parties hereto shall be jointly and severally liable hereunder.

REMEDIES CUMULATIVE: The remedies available to Landlord under the terms of this agreement and in law or equity shall be cumulative and the exercise of one remedy shall not constitute an election of remedies.

SEVERABILITY: Any provision of this lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.

TIME: Time is of the essence of this lease.

MARGINAL CAPTIONS: The captions in the margins of this lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of this lease.

TRASH: All trash containers belonging to Tenant are to be stored in the supplied trash enclosure or within the Tenant's rented space.

LEASED PREMISES: The leasable area is measured to the outside edge of the outside walls and drip lines to the centerline of any demising walls (if there are any), including a pro rata share of the electrical room and other common spaces and for purposes of this lease, agreed between Landlord and Tenant to contain said number of square feet.

COMMON AREAS: Tenant shall have the exclusive right to use the common areas solely for the purposes which they were intended and for no other purposes whatsoever. Tenant and its employees and invitees shall have the exclusive right to use all parking spaces. Tenant hereby authorizes Landlord at Tenants sole expense to tow away from the project and store until redeemed by its owner any vehicle belonging to Tenant, or Tenant's employees parked in violation of these provisions. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment on any portion of the property. Landlord shall at all times have exclusive control of the common areas including without limitation the right to prohibit mobile food and beverages or other vendors from entering the property.

HAZARDOUS & TOXIC SUBSTANCES: Tenant shall comply with all statutes, laws, ordinances, rules regulations and precautions mandated or advised by any federal, state or local or governmental agency with respect to the use, generation, storage or disposal of hazardous, toxic or radioactive materials (collectively, "Hazardous Materials"). As herein used, Hazardous Materials shall include, but not limited to, those materials, identified in Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances", "hazardous material", "hazardous wastes", or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 6901 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. And any other governmental statutes, laws, ordinances, rules, regulations and precautions concerning the environment. Tenant shall not cause or allow anyone else to cause, any Hazardous Materials to be used, generated, stored or disposed or on or about the premises, the building or the project without the prior written consent of Landlord. Landlord shall not unreasonably withhold approval. Any willful withholding from landlord of information relating to hazardous materials used or stored by tenant shall constitute a default under the terms of the lease and shall be cause for lease termination at Landlord's option. Tenant's prior indemnity shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including without limitation, the cost of any required or necessary repairs, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage or disposal of Hazardous Materials by Tenant or any person claiming under Tenant in violation of environmental laws. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this subsection.

LIMITATION OF LIABILITY: Tenant agrees that in the event of any default or breach by Landlord with respect to any of the terms of the Lease to be observed and performed by Landlord (a) Tenant shall look solely to the estate and property (which is the subject of this lease) of Landlord or any successor in interest in the property and the Building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord; (b) no other property or assets of Landlord, its partners, shareholders, officers or any successor in interest shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies; (c) no personal liability shall at any time be asserted or enforceable against Landlord, it's partner's or successors in interest (except to the extent permitted in (a) above), and no judgment will be taken against any partner, shareholder, officer or director of Landlord. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

SECURITY MEASURES: Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or any other security measures for the benefit of the Premises or the complex in which it is located. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant's agents and invitees from acts of third parties.

ESTOPPEL CERTIFICATES. Upon written request of Landlord, Tenant shall within ten
(10) days execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement and Expiration Date of the Term; (b) the amount of Rent and Security Deposit and the date to which such rent has been paid; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or if modified stating the nature of such modification and certifying that this lease as so modified is in full force and effect); (d) that this lease represents the entire agreement between the parties and that all obligations, including Tenant Improvements, under this lease have been performed by Landlord; (e) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord; (f) or any other matters evidencing the status of this lease that may be required either by a lender making a loan on the premises or by a purchaser of the premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided and a second consecutive written request with five (5) days, such failure shall, at Landlord's election, constitute a default under this lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

AUTHORITY: If tenant is a corporation, tenant represents and warrants that each individual executing this lease on behalf of said corporation is duly authorized to execute and deliver this lease on behalf of tenant in accordance with the bylaws and/or board of director's resolution of tenant that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in California, that Tenant has the full right and legal authority to enter into this Lease, and that this lease is binding upon tenant in accordance with its terms.

LANDLORD WARRANTIES: Tenant acknowledges that neither landlord nor any of its agents made any representations or warranties respecting the project, the buildings, or the leased premises, upon which tenant relied in entering into this lease, which are not expressly set forth in this lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the leased premises may be used for tenant's intended use under existing law or; (ii) the suitability of the leased premises for the conduct of tenant's business or; (iii) the exact square footage of the leased premises; that tenant relied solely upon its own investigations respecting said matters and that upon its execution of this lease, accepts the leaseable area as specified herein. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of landlord or landlord's agent(s), if any, not contained in this lease or in any addenda hereto.

IN WITNESS WHEREOF the parties hereto have executed this lease agreement the day and year first above written.

PLEASE READ THIS LEASE CAREFULLY: LANDLORD OR ITS AGENTS OR EMPLOYEES, ARE NOT AUTHORIZED TO GIVE LEGAL, TAX OR ACCOUNTING ADVICE. IF YOU DESIRE SUCH ADVICE, CONSULT YOUR ATTORNEY AND/OR ACCOUNTANT BEFORE SIGNING.

LANDLORD

De Guigne Ventures, A California LLC

By:  David Dollinger Living Trust
Its:  Managing Member

By:  /s/  DAVID DOLLINGER
   ---------------------------------
     David Dollinger
     Trustee

TENANT

Skystream Corporation, Inc.

By:  /s/ JAMES OLSON
   --------------------------------
     James Olson
     President & CEO

By:  /s/  DAVID OLSON
   --------------------------------
     David Olson
     VP Operations

                            FIRST ADDENDUM TO LEASE
                            -----------------------


THIS FIRST ADDENDUM TO LEASE (this "Addendum") is made by and between DE GUIGNE VENTURES, a California limited liability company ("Landlord"), and SKYSTREAM CORPORATION, a California corporation ("Tenant"), to be a part of that certain Lease of even date herewith between Landlord and Tenant (the "Lease") concerning approximately 46,104 rentable square feet of space (the "Premises") of the building located at 455 De Guigne, Sunnyvale, California. All terms with initial capital Letters used herein as defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. Landlord and Tenant agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as follows:

     1. Commencement Date. The Lease shall commence on the date (the "Commencement Date") that is the later of July 15, 2000, or (unless waived by Tenant in writing) the date by which all of the following have occurred: (a) Landlord has substantially completed the Tenant Improvements in accordance with the Lease and this Addendum; (b) Landlord has delivered possession of the Premises to Tenant; and (c) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises (unless such approvals and permits are delayed because of work being done by Tenant or the installation of Tenant's equipment). If the Commencement Date has not occurred for any reason whatsoever on or before September 30, 2000, then, in addition to Tenant's other rights or remedies, Tenant may terminate the Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. In the event the Commencement Date occurs on any date other than July 15, 2000, the expiration date rent adjustment dates and similar dates shall be adjusted to reflect the actual Commencement Date.

     2. Premise; Conditions. Tenant shall also have the exclusive right to use the entire parcel of land on which the Premises are situated, together with all appurtenances thereto and improvements thereon (collectively, the "Project"), including without limitation all parking spaces currently located thereon. Landlord warrants and represents that, as of the Commencement Date,
(i) the Premises and the Project will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions and restrictions ("Laws"), (ii) the Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Premises will be in good operating condition and repair, and (iv) the roof of the Premises will be in good condition and water tight. Landlord shall, promptly after receipt of notice from Tenant, remedy any non-compliance with such warranty at Landlord's sole cost and expense.

     3. Building Operating Expenses. "Building Operating Expenses" shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges costs and expenses (collectively "Costs"): (a) Costs occasioned by the act, omission or violation of any Law by Landlord or its agents, employees or contractors; (b) Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain (except for the deductibles as limited in (f) below; (c) Costs to correct any construction defect in the Premises or the Project or to comply with any covenant, condition, restriction, underwriter's requirement or law applicable to the Premises or the Project on the Commencement Date; (d) Costs incurred in connection with the violation by Landlord of the terms and conditions of any lease or other agreement; (e) Costs for insurance deductibles for all risk in excess of $10,000 and for earthquake in excess of $300,000 and co-insurance payments; (f) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant; (h) Costs in the nature of depreciation, amortization or other expense reserves; (i) Costs to repair, replace, restore or maintain the structural portions of the Premises (including roof); (j) lease payments and Costs for machinery and equipment, such as air conditioners, elevators and the like in lieu of purchasing same and (k) compensation for any employee of Landlord or any compensation retained by landlord or its affiliates for management and administration of the

Premises or the Project in excess of the reasonable management fee which would be charged by an unaffiliated professional management service for operation of comparable projects in the vicinity. Tenant shall have the right to audit Building Operating Expenses one time per year. If the results of such audit disclose that Tenant has overpaid Building Operating Expenses by more than five percent (5%) of the accurate amount of Building Operating Expenses payable by Tenant, then Landlord shall pay the cost of such audit, which cost shall not exceed $1,000 in each instance.

     4. Taxes. "Taxes" shall not include and Tenant shall not be required to pay any tax or assessment expense or any increase therein (i) levied on Landlord's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (iii); (iv) attributable to Landlord's net income, inheritance, gift, estate or state taxes; or (v) resulting from the change of ownership or transfer of any interest in the Premises or the Project in excess of one time every five (5) years or from the improvement of any of the Premises or the Project for the sole use of other occupants.

     5. Renewal Option. If Landlord and Tenant are unable to reach agreement as to the Market Rate within thirty (30) days after Landlord's receipt of Tenant's notice of exercise of Tenant's Renewal Option, then either party may demand an appraisal by giving written notice to the other party, which demand must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). The Market Rate shall then be determined as follows:

          (a) Within ten (10) business days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualifications of such other appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within such ten (10) business day period, then the Notifying Party's appraiser shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, such two appraisers shall select a third qualified appraiser within ten (10) business days following selection of the second appraiser. If the two appraisers fail to select a third qualified appraiser, then the third appraiser shall be appointed by the then presiding judge of the Superior Court of Santa Clara County upon application by either party.

          (b) If only one appraiser is selected, then that appraiser shall notify the parties in simple letter form of its determination of the Market Rate within fifteen (15) business days following his/her selection, which appraisal shall be conclusive and binding on the parties as the Market Rate. If multiple appraisers are selected, the appraisers shall meet not later than fifteen (15) business days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Market Rate as of the termination date of the Lease by agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the Market Rate at the initial meeting, such agreement shall be determinative and binding upon the parties and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Lessor and Lessee of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Market Rate, then all appraisers shall submit to Lessor and Lessee an independent appraisal of the Market Rate within twenty (20) business days following appointment of the final appraiser. The parties shall then determine the Market Rate by averaging the appraisals, provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded.

          (c) All appraisers shall be members of the American Institute of Real Estate Appraisers and shall have at least five (5) years experience appraising properties comparable to, and in the vicinity of, the Premises. If only one appraiser is selected, then each party shall pay one-half (1/2) of the fees of that appraiser. If three appraisers are selected, each party shall bear the fees of the appraiser that it selected and one-half (1/2) of the fees of the third appraiser.

          (d) Notwithstanding the foregoing, in no event shall the Market Rate be less than eighty-five percent (85%) of the Base Rent for the last year of the Term and the Market Rate shall be increased three percent (3%) per year during the Option Term.

     6.   Tenant Improvements.

          (a) Landlord shall cause proposed final plans for the Tenant Improvements to be prepared as quickly as possible, all of which shall conform to and represent logical evolutions of or developments from Exhibit A to the Lease. The plans shall be delivered to Tenant immediately upon completion. Within ten (10) working days after receipt thereof, Tenant may, at its election
(i) approve the plans, or (ii) deliver to Landlord specific written changes to such plans as are necessary, in Tenant's opinion, to conform such plans to such Exhibit A. If Tenant desires to make changes to such plans, Landlord shall not unreasonably withhold its approval of such changes and the parties shall confer and negotiate in good faith to reach agreement on modifications to the plans as a consequence of such changes. As soon as approved by Landlord and Tenant, Landlord shall submit the approved plans to all appropriate governmental agencies and thereafter Landlord shall use its best efforts to obtain all required governmental approvals as soon as possible. No changes may be made in the approved plans without Landlord's and Tenant's approval (not to be unreasonably withheld). Notwithstanding the foregoing, if Tenant makes any changes to the plans after the execution date of the Lease, Tenant shall pay for the costs, if any, of these changes. Any changes that increase the cost of the Tenant Improvements shall be referred to as Extras.

          (b) Landlord shall select the general contractor to construct the Tenant Improvements (the "General Contractor"). The General Contractor is the contractor of Landlord only, and Tenant shall have no liability to the General Contractor under the construction contract. Notwithstanding the foregoing, Tenant shall have the right to select its own general contractor for performing any Extras.

          (c) Landlord shall pay all costs associated with the Tenant Improvements, subject to the specifications and plans attached hereto as Exhibit
A. In addition, Landlord shall pay and Tenant shall have no responsibility for, the following costs associated with any improvements made by Tenant: (i) costs attributable to improvements installed outside the demising walls of the Premises unless such improvements are requested by Tenant; (ii) costs incurred to remove Hazardous Materials from the Premises or the Project; (iii) costs incurred as a consequence of delay (unless the delay is caused by Tenant), construction defects or defaults by any contractor; (iv) costs recoverable by Landlord on account of warranties or insurance; (v) restoration costs in excess of insurance proceeds as a consequence of casualties; (vii) penalties and late charges attributable to Landlord's failure to pay construction costs; (vii) costs to bring the Premises or the Project into compliance with applicable Laws, including, without limitation, the Americans with Disabilities Act and Hazardous Materials Laws; and (viii) Landlord's construction supervision costs or other general overhead costs.

          (d) Effective upon delivery of the Premises to Tenant, Landlord warrants that (i) construction of the Tenant Improvements was performed in accordance with all Laws and the final approved plans and in a good and workmanlike manner, and (ii) all material and equipment installed in the Premises conformed to such approved plans and was new and otherwise of good quality.

          (e) So long as such occupancy does not interfere with Landlord's construction of the Tenant Improvements, Tenant shall have the right to occupy the Premises prior to substantial completion of the Tenant Improvements for the purpose of installing Tenant's equipment, data and telecommunications systems, and trade fixtures. Any such occupancy shall be subject to all of the terms of the Lease except the obligation to pay rent.

     7. Repairs and Maintenance. Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the acts or omissions of Landlord, or its respective agents, employees, contractors or invitees, (b) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (c) required as a consequence of any violation of any Laws or construction defects in the Premises or the Project as of the Commencement Date and (d) for which Landlord has a right of reimbursement from others. In performing all repair and maintenance, Landlord shall use its best efforts to minimize any disruption to Tenant. Tenant shall not be required to comply with or cause the Premises or the Project to comply with any Laws unless such compliance is necessitated solely due to Tenant's alterations. Tenant shall not be required to comply with any rule or regulation unless the same does not unreasonably interfere with Tenant's use of, access to, or parking at the Premises, and does not materially increase the obligations or decrease the rights of Tenant under the Lease.

     8. Capital Improvements. If a capital improvement to the Premises or Building is required pursuant to this Lease for any reason, except as a result of Tenant's alterations or improvements (but not the Tenant Improvements), then within fifteen (15) business days after Tenant delivers evidence reasonably satisfactory to Landlord substantiating Tenant's payment of such capital improvement, Landlord shall reimburse Tenant for the cost of the improvement less that portion of the cost equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of years remaining in the Term, the denominator of which is the useful life (in years) of the capital improvement as reasonably determined by Landlord in accordance with generally accepted accounting principles. If the above referenced capital improvement is made during the initial Term, Tenant's share shall initially be based on the initial Term and if Tenant thereafter exercises its Renewal Option, then upon the commencement of the Option Term, after deducting amounts previously paid by Tenant on account of such capital improvements, an adjustment shall be made so that during the Option Term Tenant shall pay the balance of its share determined by multiplying the cost of the capital improvement by a fraction, the numerator of which is the number of years remaining in the Lease Term including the Option Term and the denominator of which is the useful life of the capital improvement. Notwithstanding the foregoing, Landlord shall have the right to reasonably approve such capital improvement and to perform such capital improvement instead of Tenant.

     9. Alterations; Tenant's Property. Tenant may construct non-structural alterations, additions and improvements ("Alterations") in the Premises without Landlord's prior approval, if the cost of any such project does not exceed Twenty-Five Thousand Dollars ($25,000). Alterations and Tenant's trade fixtures, furniture, equipment and other personal property installed in the Premises ("Tenant's Property") shall at all times be and remain Tenant's property. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant's Property from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no right to require Tenant to remove any Alterations unless it notifies Tenant at the time it consents to such Alteration that it shall require such Alteration to be removed. Landlord shall have no security interest or lien on any item of Tenant's Property. Within ten (10) days following Tenant's request, Landlord shall execute documents reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property and giving any lenders holding a security interest or lien on Tenant's Property reasonable rights of access to the Premises to remove such Tenant's Property, provided that such lenders repair any damage caused by such removal.

     10. Utilities; Services. If there is any interruption, failure, stoppage or interference of the utilities, services or access to be furnished by Landlord to the Premises under the Lease due to the presence of any Hazardous Materials in, on or about the Building or the Project (except to the extent released by Tenant), and such interruption continues for seven (7) consecutive calendar days, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If the interference persists for more than thirty (30) consecutive calendar days, then Tenant shall have the right to terminate the Lease.

     11. Assignment and Subletting. Tenant may, without Landlord's prior written consent and without payment of any amount to Landlord, sublet the Premises or assign the Lease to (a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant's assets, provided that in each instance the entity has a net worth that is greater than or equal to that of Tenant at the time of the event. Neither the sale or transfer of Tenant's capital stock, including, without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any private or public offering, nor the pledge of or grant of a security interest in any of the Tenant's capital stock, shall be deemed an assignment, subletting or other transfer of the Lease or the Premises. Assignment Consideration and Excess Rental shall be determined by deducting from the gross amounts thereof all brokerage commissions and other marketing expenses paid or payable by Tenant in connection with such assignment or sublease, all costs of alterations and improvements to the Premises in connection with such sublease or assignment.

     12. Default. Tenant shall not be deemed to be in default, nor shall any late charge be imposed, on account of Tenant's failure (a) to pay rent to Landlord, unless such failure to pay continues for five (5) days after Tenant's actual receipt of written notice of the delinquency or (b) to perform any other covenant of the Lease, unless such failure continues after Tenant's actual receipt of written notice for a period of thirty (30) days or such longer time as may reasonably be required to cure the default. No default by Tenant shall be deemed to occur as a result of any involuntary appointment of a receiver or the institution of any involuntary bankruptcy or similar actions of creditors unless the same has not been vacated or dismissed within sixty (60) days.

     13. Surrender. Tenant's obligations with respect to the surrender of the Premises shall be fulfilled if Tenant surrenders possession of the Premises in the condition existing at the Commencement Date, excepting ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those released by Tenant), and Alterations or other interior improvements which Tenant is not required to remove at the termination of the Lease. Under no circumstance shall Tenant be required to remove any of Tenant's initial improvements constructed at the Premises.

     14. Landlord's Insurance; Waiver of Subrogation. Landlord shall maintain "all risk" property insurance insuring against risk of loss of damage to the Project and the Premises for the full replacement cost thereof. Notwithstanding anything in the Lease to the contrary, Landlord and Tenant hereby release each other and their respective agents, employees, successors, assignees and sublessees from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Lease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the person or entity so released. All of Landlord's and Tenant's repair and indemnity obligations under the Lease shall be subject to the waiver and release contained in this paragraph. Each party shall cause each insurance policy it obtains to provide that the insurer thereunder waives all recovery by way of subrogation as required herein in connection with any injury or damage covered by such policy.

     15. Damage; Condemnation. Landlord shall not have the right to terminate the Lease and shall repair and restore the Premises and the Project if the damage to the Premises or the Project is (a) due to a risk required to be insured against by Landlord under the Lease to the extent of the proceeds available to Landlord from such insurance or (b) relatively minor (e.g., repair or restoration would cost less than ten percent (10%) of the replacement cost of the Premises). If the Premises are damaged by any peril, then Tenant shall have the option to terminate the Lease if the Premises and the Project cannot be, or are not in fact, fully restored by

Landlord to their prior condition within nine (9) months after the damage. Whenever Base Rent is to be abated under the Lease, all Base Rent and Additional Rent shall be equitably abated based upon the extent to which Tenant's use of the Premises is diminished. Additionally, if there is a taking of 25% or more of the Building or 20% or more of the land, then Tenant Base
Rent and Additional Rent shall be equitably abated based upon the extent to which Tenant's use of the Premises is diminished. Notwithstanding the foregoing, Landlord shall not be required to repair or restore the Premises during the last two years of the Term unless Tenant exercises its Renewal Option or during the last two years of the Option Term.

        16. Subordination. The subordination of Tenant's rights and interest under the Lease to any mortgage or deed of trust shall be contingent upon Tenant's having received from any such mortgagee or beneficiary of any deed of trust a written recognition agreement in form reasonably satisfactory to Tenant providing that Tenant's rights and interest shall not be disturbed in the event of any foreclosure of any such mortgage or deed of trust and confirming that Tenant shall receive all of the rights and services provided for under the Lease. Prior to the Commencement Date, Landlord shall deliver to Tenant such a written recognition agreement from any mortgagee or beneficiary of any deed of trust currently encumbering the Premises.

        17. Hazardous Materials. To the best knowledge of Landlord, (a) no Hazardous Material is present in the Premises or at the Project or the soil, surface water thereof, (b) no underground storage tanks are present on the Premises or the Project, and (c) no action, proceeding or claim is pending or threatened regarding the Project or the Premises concerning any Hazardous Material or pursuant to any environmental Law. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time in, on or about the Project, the Premises, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any environmental Law, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Tenant or Tenant's Agents in violation of applicable environmental Laws. Tenant shall have the right to use and store at the Premises reasonable quantities of Hazardous Materials used by Tenant as cleaning and office supplies.

        18. Approvals. Whenever the Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

        19. Reasonable Expenditures. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

IN WITNESS WHEREOF, the parties have executed this Addendum.



LANDLORD:                                       TENANT:

DE GUIGNE VENTURES,                             SKYSTREAM CORPORATION,
a California limited liability company          a California corporation

By: /s/ D. Dollinger                            By: /s/ James D. Olson
   ------------------------------------             ----------------------------
Name: D. Dollinger                              Name: James D. Olson
     ----------------------------------              ---------------------------

Title: Managing Member                          Title: President & CEO
      ----------------------------------              --------------------------

                                   EXHIBIT "A"

                        TENANT IMPROVEMENT SPECIFICATIONS
                              SKYSTREAM CORPORATION
                                455 DE GUIGNE ST.
                              SUNNYVALE, CALIFORNIA

      The landlord shall provide a generic turnkey office improvement as per the attached plan. The following are some specific specifications to amplify the plans where not stated otherwise:

WALLS

1. All interior walls shall be built as shown on the plan and have steel studs covered in 5/8" sheetrock, taped, topped and textured.

2. All exterior walls will be insulated per energy requirements and furred out.

3.    All columns will be furred out.

4. All walls will be spray textured and painted Kelly Moore bone white unless otherwise specified in advance by tenant.

5.    All walls will extend above the adjoining ceiling grids.

6. If tenant chooses to install wallpaper on certain walls then landlord will only tape and sand those walls.

7. The wall of the demo room facing the lobby to be as much glass as possible.

8.    The wall of the classroom to have a window as shown.

9. The low wall on the second floor balcony shall be sheetrock open above except on the sides where an office is adjacent is located it shall have glass above the low wall to the ceiling.

10. Any strange shaped walls, any soffit structures, any strange ceiling configurations shall be paid for by tenant.

11. Any multiple paint configurations, murals shall be paid for by tenant, except that Tenant shall be permitted to have some accent walls (provided the wall has one accent color) and rooms of different colors (provided the room is one color).

CEILINGS

1. All ceilings, except the restrooms and warehouse, are to be new white metal t-bar suspension system with 2'x4' acoustical grid.

2. Tiles shall be white Armstrong acoustical 24" by 48" lay-in tiles second look II.

3. Restroom, and shower ceilings to be new water resistant sheetrock, taped and finished.

4.    All ceilings to have new bracing and seismic ties.

5. Ceiling shall be level and in a flat plane and at their current height (10 feet on the first floor and 9 feet on the second Floor).

PAINTING

1.    All paint to cover regardless of how many coats may be necessary.

2.    All offices to be painted Kelly Moore bone white flat.

Doors

1. All doors to be 9' prefinished hollow core birch with all the necessary building hardware required to complete the job.

2.    All doors to have three butts by Stanley or equivalent.

3.    All locks by Schlage. (lever locks-26d finish)

4.    All miscellaneous door hardware by Schlage.

5.    All doors to have proper signage per applicable codes.

6. All conference rooms, training rooms to have 4 foot glass sidelights where possible (as shown on plan) with aluminum frames.

7. All exterior doors will have door closures (surface mounted Norton or equal).

8.    All outside doors will be keyed with one master key.

9.    All doorframes to be in aluminum.

10.   Doors to labs and warehouse to be double doors as shown.

PLUMBING

1. Existing restrooms and showers to remain and made to be ADA compliant (if needed). Any changes to the existing restroom cores will be split 50/50 between the tenant and the landlord.

2. Landlord to install lockers in the shower areas, new sheetrock ceilings and new doors.

3. Landlord will create a lunchroom. This room will have approximately 35 feet of cabinets both top and bottom cabinets (with adjustable height shelves with doors) with a double sink that has hot water Top surface will be laminated plastic with backsplash. Colors to be selected by tenant.

4. Landlord will also create a small coffee bar on both floors as shown on the plan. This coffee bar will consist of a small Cabinet (nine feet) with upper and lower cabinets with adjustable height shelves with doors and a single sink with instahot water.

5. Tenant will provide and install all appliances and catering equipment and their related hoods.

6. Landlord will create a very slightly curved 15 foot counter with a laminated top for the second floor coffee bar

7. Landlord will create a very slightly curved counter with a laminate top as shown on the plan for the second floor copy room

HVAC

1. Landlord will provide approximately 1 ton of HVAC per 400 sq. ft. of space or as determined by Landlords engineer for tenant's office environment. These will be prepackaged gas/electric units in roughly 20 ton increments made by Trane, Carrier or their equivalent. Landlord will provide additional tonnage to cool the main lobby if the mechanical engineer determines it is needed. Landlord to provide all interior soft ducting so as to make a completely operational system with proper circulation and zoning. Landlord to make sure that tenant's lab area and server room is separately zoned. Any additional HVAC loads or hard ducting will be paid for by tenant.

2. Each unit to have separate thermostats for zoning. Thermostat to switch from hot to cool automatically. Thermostats to be Robertshaw or equivalent with blind-locking covers.

3.    All grilles to be white and flush with ceiling.

4.    All systems will be started, tested and balanced.

ELECTRICAL

1. The building will have a J-Box for the exterior on building sign. Tenant shall provide and install their own sign.

2. All room walls will have an outlet six feet from the door and spaced 12' thereafter. Tenant to be providing voice and data cabling and face plates.

3. in the open areas Landlord to provide extra J-Boxes above the ceiling grid for tenant to connect their cubicle systems and provide outlets every 12 feet around the perimeter walls. All plugs shall be wall mounted at code required heights.

4.    All trim shall be ivory.

5. All subpanels shall be recessed in the walls. Landlord will provide a blank panel on the first and second floors for up to 25 circuits (G.E. or equal)

6.    All distribution shall be overhead.

7. All parking lot lights, soffit lights, decorative lights and bollards are to be provided, wired and installed.

8. Landlord to provide 20 20 amp circuits dropped from the ceiling or in floor outlets (provided Tenant specifies floor outlets prior to Landlord's pouring of the second floor concrete) per future tenant plans per each of the five lab areas.

9. Tenant to connect and install their own equipment including all partitions.

10. Landlord to install extra plugs in the lunch room for a possible refrigerator, microwaves (4) and vending machines (which will require 20 or 30 amp circuits).

11. Landlord to install extra plugs at the coffee stations, copy stations and reception areas.

12. The Board room will have two extra J-Boxes in the ceiling and a twenty amp circuit with five outlets in the floor. Landlord will install a J-Box for an electronic projection screen

13. The customer training room will have one J-Box in the ceiling and 3 20amp circuits each with 3 outlets. Landlord will install a J-Box for an electronic projection screen

14. The fitness room will have one J-Box in the ceiling. Three walls will have outlets every 6 feet on the walls.

15.   The theater room will have an outlet every 6 feet.

16.   The server room will have 4 30 amp circuits

17. Storage room on second floor near the QA lab to have a J-box in the ceiling and two twenty amp circuits.

18. All lights, except restrooms, warehouse and open work areas, to be Lithonia 2PM or Columbia P4 3 tube, 2x4 drop in fluorescent fixtures, F32, SP35s with T8 energy saving ballasts with parabolic lenses.

19. All lights in the open areas shall be indirect lighting by Dona Fineline Series Five controlled by a sensor at the front and rear doors.

20. Lights will be installed in the office area to provide 1.5 watts per square foot.

21.   Lights in the warehouse to be 8' fluorescent chain hung with wire guards

22.   Landlord will provide 3-4' conduits between the server room and the IDF

23.   The Lobby will have 2 20 amp circuits and 4 outlets

24. First floor central copy area will have 1 30amp circuit and 3 20amp circuits

25.   IDF will have 2-30amp circuits

26.   Second floor copy room will have 3 20amp circuits

27.   Demo room to have 2 20 amp circuits

GLASS

1. Doors-Manufacturers standard hardware and mailslots, narrow stile, cylinder lock outside, thumbturn inside, concealed overhead closures, push/pull bar inside, pull handle outside. Weather-stripped all four sides, thresholds.

2.    Center glaze, full height tempered glass as required.

3. The main lobby shall have clear glass with blue tint. All other glass will be blue reflective.

4.    All colored metal to be factory finish.

MISCELLANEOUS

1.    Landlord to provide all fire extinguishers required.

2     Landlord to provide all handicap signs.

3. Landlord to provide all other signs required by City such as "meter room", "doors to remain unlocked", "door numbering front and back". Tenant names not included.

4. Landlord to provide generic concrete monument sign as designed. Tenant to provide and install their own logo or sign on this monument sign subject to city codes.

5.    Landlord to provide standard horizontal white mini-blinds at all windows.

6. Any roof mounted equipment must be located within the roof screen provided by landlord. Any additional roof screen needed due to specialized tenant improvements will be at tenant's sole cost.

7. All alterations or equipment installations shall be performed by Tenant to code and will be a tenant's sole cost and expense.

8. All telephone, computer, networking, satellite, audio visual or security equipment shall be provided and installed at tenant's sole cost and expense.

9.    Any drapes, or special wall coverings to be provided by tenant.

10. Any specialized cabinets except those outlined specifically in these specs shall be paid for by tenant. These include the A/V cabinets in the boardroom, the round shape seating structures by, the coffee bars and lobby and the main reception structure.


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FIRE PROTECTION

1. The entire building will be sprinkled for fire in accordance with City or County fire codes. Include all items necessary for a complete working system and including, piping, switches, valves, permit fees, inspection fees, detector check valve, post indicator valve, tamper switches, water flow switches, bells, gauges, separate shut off valves, flow valves, UL central station monitoring equipment, temper switches, risers, etc. as required by the appropriate Fire Department.

2. All visible sprinkler drops shall have semi-recessed heads unless specified differently by the Fire Department.

3. Landlord will include everything for a complete system that may be required by the fire department and obtain final fire department approval.

4.    Landlord will conceal all piping as close to the roof as possible.

5. Landlord will include installation of fire sprinkler supervisory system, monthly maintenance fee to be paid by Tenant.

6.    All bells to be screened from view as much as possible.

7. Any area needing specialized needs (such as the server room) attention such as a dry system will be paid for by tenant.

FLOORING

1.    Landlord to provide and install all flooring.

2. The entire building except as specified shall be glued down nylon carpet (30 ounce Designweave or equivalent) with a 4" topset rubber base.

3. All lab areas and lunch room to have VCT flooring with 4" topset rubber base.


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4.    The entry lobby shall be limestone, or equivalent only (not to exceed $10 per foot for materials) where the ceiling is two stories, the balance to be carpet. Landlord shall provide a matching walk-off mat

5.    Bathroom floor tile to remain.

6.    Warehouse floor to be sealed concrete.

7. Tenant shall pay the increased cost for any specialized or raised computer floors including any anti-static or coved needs on any other floors.

8. All rooms to have one color carpet at the same height. Tenant shall pay the increased cost for any interwoven multiple color schemes, borders, accents, or height variations.

SITE WORK

1.    Landlord to install all walkways, ramps, curbs etc on plans.

2.    Landlord to provide new trash enclosure.

3. Landlord will re-strip and reseal the lot and provide evacuation circles for the tenant.

LANDSCAPING

1. New landscaping around perimeter of building. All plants shall be healthy and with all trees properly double staked.

CORE

1. Landlord to create a new dramatic lobby. This lobby will be open to the second floor as shown on the plan.

2. Landlord will install a new AIDA compliant (dover marquis plan #1 or equivalent) elevator in the lobby as shown.

3.    Freight elevator in rear to remain.

4.    Landlord will install a new standard staircase behind the lobby as shown.


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5.    Landlord will install a third standard staircase as shown an the plan in the right rear corner.

6. Landlord will install three twenty amp outlets and three (3) phone outlet along the back wall of lobby where receptionist will be located.

Any changes to the plans will be billed to the tenant at developer's cost as charged by the General Contractor, if any. As landlord is allowing tenant to choose all color combinations, except the restrooms and outside building elevations, a strict time schedule must be maintained as will be outlined by the General Contractor. If a decision is not made in a timely manner after 48 hour written notice has been given to tenant, then the Landlord's decision will be final. Any upgrades in materials from those specified will be paid for by tenant directly with the General Contractor.

Landlord shall keep tenant apprised of the construction progress. Landlord shall give tenant 30 days written notice of the anticipated delivery of the space. At the end of the 30 day period, and upon the space being substantially completed, the tenant shall commence paying rent. At this time the Tenant is to provide to the General Contractor, with a copy to the landlord, of a punchlist of any item needed to be corrected. All punchlist items will be corrected as quickly as possible. Landlord shall warrant that upon Tenant taking possession, that all building systems and Tenant Improvements shall be in good, working condition and shall warrant them for a period of one year.


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